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                                                                  EXHIBIT 10.5.1
                                   SUBLEASE


          This Sublease ("SUBLEASE"), dated as of October 10, 1997, is made between Artisan Components, Inc. (formerly VLSI Libraries Incorporated) ("SUBLANDLORD") and Unison Software, Inc. ("SUBTENANT").

                                    RECITALS

          A. Sublandlord is the tenant under that certain lease dated as of December 13, 1995 ("ORIGINAL MASTER LEASE"), pursuant to which Spieker Properties, L.P., a California limited partnership ("MASTER LANDLORD") leased to Sublandlord certain real property located in the City of San Jose, County of Santa Clara, State of California, at 2077 Gateway Place, Suite 300, as more fully described in the Original Master Lease ("MASTER PREMISES").

          B. The Original Master Lease, together with any amendments, are collectively referred to as the Master Lease.

          C. A copy of the Master Lease is attached and incorporated in this Sublease as Exhibit A.

                             SECTION 1.  SUBLEASE.

          Sublandlord subleases to Subtenant on the terms and conditions in this Sublease the following portion of the Master Premises ("PREMISES"): approximately 16,797 square feet located in Suite 300, 2077 Gateway Place, San Jose, California.

                      SECTION 2.  WARRANTY BY SUBLANDLORD.

          Sublandlord warrants to Subtenant that the Master Lease has not been amended or modified except as expressly set forth in this Sublease; that Sublandlord is not now, and as of the commencement of the Term (defined in this Sublease) of this Sublease will not be, in default or breach of any of the provisions of the Master Lease; and that Sublandlord has no knowledge of any claim by Master Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease.

                               SECTION 3.  TERM.

          The term of this Sublease will commence on the latter of November 3, 1997 ("COMMENCEMENT DATE"), or when Master Landlord consents to this Sublease (if consent is required under the Master Lease), whichever occurs later, and end on February 28, 2001 ("TERMINATION DATE") ("TERM"), unless terminated sooner in accordance with the provisions of this Sublease. If the Term commences on a date other than the Commencement Date, Sublandlord and Subtenant will execute a memorandum setting forth the actual date of commencement of the Term.
Possession of the Premises ("POSSESSION") will be delivered to Subtenant on the commencement of the Term. If for any reason Sublandlord does not deliver Possession to Subtenant on the Commencement of the Term, Sublandlord will not be subject to any liability for this failure, the Termination Date will not be extended by the delay, and the validity of this Sublease will not be impaired. Rent will be abated until delivery of Possession. However, if Sublandlord has not delivered Possession to Subtenant within thirty (30) days after the Commencement Date, at any time after that and before delivery of Possession, Subtenant may give written notice to Sublandlord of Subtenant's intention to cancel this Sublease. The notice will set forth an effective date for the cancellation, which will be at least ten (10) days after delivery of notice to Sublandlord. If Sublandlord delivers Possession to Subtenant on or before this effective date, this Sublease will remain in full force. If Sublandlord fails to deliver Possession to Subtenant on or before this effective date, this Sublease will be canceled. Upon cancellation, all consideration previously paid by Subtenant to Sublandlord on account of this Sublease will be returned to Subtenant, this Sublease will have no further force, and Sublandlord will have no further liability to Subtenant because of this delay or cancellation. If Sublandlord permits Subtenant to take Possession prior to the commencement of the Term, the early Possession will not advance the Termination Date and will be subject to the provisions of this Sublease, including, without limitation, the payment of rent.

                   SECTION 4.  RENT (AND OPERATING EXPENSES).

          Subtenant will pay to Sublandlord on a monthly basis as rent, without deduction, setoff, notice, or demand, at Sublandlord's address noted below or at any other place Sublandlord designates by notice to Subtenant, the rent amount plus operating expenses as specified in Addendum 1 of the Master Lease years 2 - 5 per month, in advance of the first day of each month of the Term. Subtenant will pay to Sublandlord prior to November 3, 1997 the sum of Thirty Two Thousand Two Hundred Ninety-Six Dollars and thirteen cents ($32,296.13) as rent for November 1997. (This $32,296.13 amount is the per diem prorated amount (28 of 30 days because of the Commencement Date of November 3rd) of the current full month's rent of $34,603.00, which amount includes the current base rent of $25,363.00 plus the current operating expenses calculated under the Master Lease, Paragraph 29, at $9,240.00 per month. Subtenant acknowledges that the base rent will increase and the

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operating expenses are subject to adjustment per Addendum 1 and Paragraph 29 of the Master Lease and Subtenant is responsible for paying such base rent and operating expenses to Sublandlord hereunder.) If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months will be prorated on a per diem basis.

                         SECTION 5.  SECURITY DEPOSIT.

          Subtenant will deposit with Sublandlord on execution of this Sublease the sum of Thirty Eight Thousand Two Hundred Ninety Seven Dollars ($38,297.00) as security for Subtenant's faithful performance of Subtenant's obligations under this Sublease ("SECURITY DEPOSIT"). If Subtenant fails to pay rent or other charges when due under this Sublease, or fails to perform any obligations under this Sublease, Sublandlord may use any portion of the Security Deposit for the payment of any rent or other amount then due and unpaid, for the payment of any other sum for which Sublandlord may become obligated because of Subtenant's default or breach, or for any loss sustained by Sublandlord as a result of Subtenant's default or breach. If Sublandlord uses any portion of the Security Deposit, Subtenant will, within ten (10) days after written demand by Sublandlord, restore the Security Deposit to the full amount originally deposited. Subtenant's failure to do so will constitute a default under this Sublease. Sublandlord will not be required to keep the Security Deposit separate from its general accounts, and will have no obligation or liability for payment of interest on the Security Deposit. If Sublandlord assigns its interest in this Sublease, Sublandlord will deliver to its assignee as much of the Security Deposit as Sublandlord then holds. Within ten (10) days after the Term has expired or Subtenant has vacated the Premises, whichever occurs last, the Security Deposit, or as much as remains that has not been applied by Sublandlord, will be returned to Subtenant or to the last assignee, if any, of Subtenant's interest under this Sublease.

                          SECTION 6.  USE OF PREMISES.

          The Premises will be used and occupied only as permitted under the Master Lease and for no other use or purpose.

                       SECTION 7.  CONDITION OF PREMISES.

          Subtenant accepts the Premises in their condition existing as of the date of execution hereof. Subtenant acknowledges that neither Sublandlord nor its agents have made any representation or warranty as to suitability of the premises for the conduct of Subtenant's business.

                     SECTION 8.  ASSIGNMENT AND SUBLETTING.

          Subtenant will not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublandlord (and the consent of Master Landlord, if this is required under the terms of the Master Lease).

                   SECTION 9.  OTHER PROVISIONS OF SUBLEASE.

          All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublandlord were the landlord, Subtenant the lessee, and the Premises the Master Premises, except for the following: None. As between Sublandlord and Subtenant, Subtenant agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that these obligations are applicable to the Premises and this Sublease. However, the obligation to pay rent and operating expenses to Master Landlord under the Master Lease will be considered performed by Subtenant to the extent and in the amount rent and operating expenses are paid to Sublandlord in accordance with Section 4 of this Sublease. Subtenant will not commit any act or omission that will violate any of the provisions of the Master Lease. Sublandlord will exercise due diligence in attempting to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. If the Master Lease terminates, at the option of Master Landlord, this Sublease will terminate and the parties will be relieved of any further liability or obligation under this Sublease. However, if the Master Lease terminates as a result of a default or breach by Sublandlord or Subtenant under this Sublease or the Master Lease, the defaulting party will be liable to the nondefaulting party for the damage suffered as a result of the termination. Regardless, if the Master Lease gives Master Landlord any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of this right by Master Landlord will not constitute a default or breach by Sublandlord.

                          SECTION 10.  ATTORNEY FEES.

          If either party commences an action against the other in connection with this Sublease, the prevailing party will be entitled to recover costs of suit and reasonable attorney fees.

                          SECTION 11. NO BROKER FEES.

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          There are no fees or commissions to be paid to any broker in connection this transaction. Sublandlord and Subtenant each warrant that they have not dealt with any real estate broker in connection with this transaction.

                             SECTION 12.  NOTICES.

          All notices and demands that may be required or permitted by either party to the other will be in writing. All notices and demands by the Sublandlord to Subtenant will be sent by United States Mail, postage prepaid, addressed to the Subtenant at the Premises, and to the address in this Sublease below, or to any other place that Subtenant may from time to time designate in a notice to the Sublandlord. All notices and demands by the Subtenant to Sublandlord will be sent by United States Mail, postage prepaid, addressed to the Sublandlord at the address in this Sublease, and to any other person or place that the Sublandlord may from time to time designate in a notice to the Subtenant.

             To Sublandlord:  Artisan Components, Inc.
                              1195 Bordeaux Drive
                              Sunnyvale, CA 94089
                              Attn: Beth Bartel

             To Subtenant:    Unison Software, Inc.
                              5101 Patrick Henry Drive
                              Santa Clara, CA 95054
                              Attn:  Laurie Beemis

                      SECTION 13.  SUCCESSORS AND ASSIGNS.

          This Sublease will be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.

                            SECTION 14.  ATTORNMENT.

          If the Master Lease terminates, Subtenant will, if requested, attorn to Master Landlord and recognize Master Landlord as Sublandlord under this Sublease.

                              SECTION 15.  ENTRY.

          Sublandlord reserves the right to enter the Premises on reasonable notice to Subtenant to inspect the Premises or the performance by Subtenant of the terms and conditions of this Sublease. In an emergency, no notice will be required for entry.

                     SECTION 16.  LATE CHARGE AND INTEREST.

          The late payment of any Rent will cause Sublandlord to incur additional costs, including the cost to maintain in full force the Master Lease, administration and collection costs, and processing and accounting expenses. If Sublandlord has not received any installment of Rent within five (5) days after that amount is due, Subtenant will pay five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the cost incurred by Sublandlord. In addition, all delinquent amounts will bear interest from the date the amount was due until paid in full at a rate per annum ("APPLICABLE INTEREST RATE") equal to the greater of (a) five percent (5%) per annum plus the then federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco on the 25th day of the month preceding the date of this Sublease or (b) ten percent (10%). However, in no event will the Applicable Interest Rate exceed the maximum interest rate permitted by law that may be charged under these circumstances. Sublandlord and Subtenant recognize that the damage Sublandlord will suffer in the event of Subtenant's failure to pay this amount is difficult to ascertain and that the late charge and interest are the best estimate of the damage that Sublandlord will suffer. If a late charge becomes payable for any three (3) installments or Rent within any twelve
(12) month period, the Rent will automatically become payable quarterly in advance.

                         SECTION 17.  ENTIRE AGREEMENT.

          This Sublease sets forth all the agreements between Sublandlord and Subtenant concerning the Premises, and there are no other agreements either oral or written other than as set forth in this Sublease.

                             SECTION 18.  GENERAL.

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          Time is of the essence in this Sublease. This Sublease will be governed by and construed in accordance with California law. THIS SUBLEASE WILL HAVE NO EFFECT UNLESS CONSENTED TO BY MASTER LANDLORD WITHIN 15 DAYS AFTER EXECUTION IF CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

                            SECTION 19.  INSURANCE.

          Without limiting Subtenant's other obligations under the Master Lease, Subtenant agrees to purchase and maintain in force during the Term of this Sublease all of the insurance, and in the amounts, as specified in Paragraph 11(e) of the Master Lease; provided, however, that Subtenant shall name both the Master Landlord and Sublandlord as insureds under such policies.


          In Witness Whereof, the parties have executed this Sublease as of the date first above written.


Subtenant:   UNISON SOFTWARE, INC.      Sublandlord: ARTISAN COMPONENTS, INC.


By: /s/ Laurie Beemis                   By: /s/ Beth Bartel
   --------------------------------        ---------------------------------

Name:  Laurie Beemis                    Name:  Beth Bartel
      -----------------------------           ------------------------------

Title:                                  Title:  Controller
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                                   EXHIBIT A
                                  MASTER LEASE

     [See Exhibit 10.5 to Registrant's Registration Statement on Form S-1]

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